Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record 2019 Financial Results

Sarasota, Florida, January 30, 2020 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019

Fourth quarter GAAP diluted earnings per share (“DEPS”) was $8.28, a 237% increase, while adjusted DEPS was $3.39, a 5% increase. GAAP results include a pretax gain of $801 million associated with the divestiture of Gatan.

GAAP revenue increased to $1.39 billion and adjusted revenue increased 2% to $1.40 billion. Organic revenue increased 1%. GAAP and adjusted gross margin both expanded 60 basis points to 64.0% and 64.1%, respectively.

EBITDA increased 4% to $518 million and EBITDA margin expanded 100 basis points to 37.0%. Operating cash flow was a record $466 million while free cash flow was $453 million, representing 32% of adjusted revenue.

Full Year 2019

Full year GAAP DEPS was $16.82, an 86% increase, while adjusted DEPS was $13.05, a 10% increase.

EBITDA increased 7% to $1.93 billion and EBITDA margin expanded 110 basis points to 35.8%. GAAP operating cash flow was $1.46 billion and adjusted operating cash flow increased 5% to $1.50 billion. Adjusted free cash flow also increased 5% to $1.44 billion, representing 27% of adjusted revenue.

“It was another excellent year for Roper,” said Neil Hunn, Roper's President and CEO. “Operationally, our teams executed at a very high level while continuing to innovate and invest for long term, sustained growth. In addition, we meaningfully enhanced our portfolio through $2.4 billion of acquisitions, led by iPipeline and Foundry, and the divestitures of our Gatan and Scientific Imaging businesses. As a result, we exit 2019 in a stronger position to continue compounding cash flow and shareholder returns.”

2020 Outlook and Guidance

“Roper is well positioned for a strong 2020, driven by continued organic growth across our portfolio of software and product businesses, TransCore’s significant New York City project, and contributions from our recent acquisitions,” said Mr. Hunn. “Aided by the proceeds from the Gatan divestiture, we enter the new year with significant financial capacity to execute against our large and active pipeline of high-quality acquisition opportunities."

Roper expects full year adjusted DEPS of $13.30 - $13.60 with first quarter adjusted DEPS of $2.94 - $3.00. The Company expects full year organic revenue growth of +6 - 7%.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Thursday, January 30, 2020. The call can be accessed via webcast or by dialing +1 888-254-3590 (US/Canada) or +1 929-477-0402, using confirmation code 5500399. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 5500399.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue, Gross Profit and EBITDA Reconciliation ($M)

	Q4 2018	Q4 2019		V %	FY 2018	FY 2019		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,376	$1,395		1%	$5,191	$5,367		3%
Purchase accounting adjustment to acquired deferred revenue	1	5	A		8	11	A
Adjusted Revenue	$1,378	$1,400		2%	$5,199	$5,377		3%

Components of Adjusted Revenue Growth
Organic				1%				3%
Acquisitions/Divestitures				1%				1%
Foreign Exchange				—%				(1)%
Total Adjusted Revenue Growth				2%				3%

Adjusted Gross Profit Reconciliation
GAAP Gross Profit	$873	$893			$3,280	$3,427
Purchase accounting adjustment to acquired deferred revenue	1	5	A		8	11	A
Adjusted Gross Profit	$874	$898		3%	$3,287	$3,438		5%

GAAP Gross Margin	63.4%	64.0%		+60 bps	63.2%	63.9%		+70 bps
Adjusted Gross Margin	63.5%	64.1%		+60 bps	63.2%	63.9%		+70 bps

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$257	$871			$944	$1,768
Taxes	61	277			254	460
Interest Expense	47	49			182	187
Depreciation	12	13			50	49
Amortization	82	104			318	367
EBITDA	$460	$1,314		186%	$1,748	$2,830		62%

Purchase accounting adjustment to acquired deferred revenue	1	5	A		8	11	A
Transaction-related expenses for completed acquisitions and divestiture B	—	—			—	6
One-time expense for accelerated vesting	35	—			35	—
Gain on sale of Gatan and Scientific Imaging businesses C	—	(801)			—	(921)
Debt extinguishment charge	—	—			16	—
Adjusted EBITDA	$496	$518		4%	$1,806	$1,925		7%
% of Adjusted Revenue	36.0%	37.0%		+100 bps	34.7%	35.8%		+110 bps

Table 2: Adjusted Net Earnings Reconciliation ($M) D

	Q4 2018	Q4 2019		V %	FY 2018	FY 2019		V %
GAAP Net Earnings	$257	$871		239%	$944	$1,768		87%
Purchase accounting adjustment to acquired deferred revenue	1	4	A		6	8	A
Amortization of acquisition-related intangible assets E	64	81			248	288
Transaction-related expenses for completed acquisitions and divestiture B	—	—			—	5
One-time expense for accelerated vesting	28	—			28	—
Gain on sale of Gatan and Scientific Imaging businesses C	—	(600)			—	(687)
Debt extinguishment charge	—	—			13	—
Deferred tax expense adjustments due to held-for-sale classification of Gatan and Scientific Imaging businesses	(2)	—			8	(10)	F
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act	(12)	—			(14)	—
Adjusted Net Earnings	$336	$356		6%	$1,233	$1,371		11%

Table 3: Adjusted DEPS Reconciliation D

	Q4 2018	Q4 2019		V %	FY 2018	FY 2019		V %
GAAP DEPS	$2.46	$8.28		237%	$9.05	$16.82		86%
Purchase accounting adjustment to acquired deferred revenue	0.01	0.04	A		0.06	0.08	A
Amortization of acquisition-related intangible assets E	0.61	0.77			2.38	2.74
Transaction-related expenses for completed acquisitions and divestiture B	—	—			—	0.04
One-time expense for accelerated vesting	0.26	—			0.26	—
Gain on sale of Gatan and Scientific Imaging businesses C	—	(5.70)			—	(6.54)
Debt extinguishment charge	—	—			0.12	—
Deferred tax expense adjustments due to held-for-sale classification of Gatan and Scientific Imaging businesses	(0.02)	—			0.08	(0.10)	F
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act	(0.11)	—			(0.14)	—
Rounding	0.01	—			—	0.01
Adjusted DEPS	$3.22	$3.39		5%	$11.81	$13.05		10%

Table 4: Adjusted Cash Flow Reconciliation ($M)

	Q4 2018	Q4 2019	V %	FY 2018	FY 2019	V %
Operating Cash Flow	$464	$466	—%	$1,430	$1,462	2%
Add: Cash taxes paid on sale of Scientific Imaging businesses	—	—		—	39
Adjusted Operating Cash Flow	464	466	—%	1,430	1,501	5%
Capital Expenditures	(15)	(10)		(49)	(53)
Capitalized Software Expenditures	(2)	(2)		(10)	(10)
Adjusted Free Cash Flow	$447	$453	1%	$1,371	$1,438	5%

Table 5: Forecasted Adjusted DEPS Reconciliation D

	Q1 2020		FY 2020
	Low End	High End	Low End	High End
GAAP DEPS	$2.16	$2.22	$10.28	$10.58
Purchase accounting adjustment to acquired deferred revenue A	0.02	0.02	0.03	0.03
Amortization of acquisition-related intangible assets E	0.76	0.76	2.99	2.99
Adjusted DEPS	$2.94	$3.00	$13.30	$13.60

A. 2019 acquisition-related fair value adjustments to deferred revenue related to the acquisitions of PowerPlan, Foundry, and iPipeline as shown below. Forecasted acquisition-related fair value adjustments to acquired deferred revenue of Foundry and iPipeline as shown below ($M, except per share data).

	Q4 2019A	FY 2019A	Q1 2020E	FY 2020E
Pretax	$5	$11	$2	$4
After-tax	$4	$8	$2	$3
Per Share	$0.04	$0.08	$0.02	$0.03

B. Transaction-related expenses for the Foundry, iPipeline and ComputerEase acquisitions, and the Gatan divestiture ($6M pretax, $5M after-tax).

C. Gain on sale of Gatan business ($801M pretax, $600M after-tax); Gain on sale of Scientific Imaging businesses ($120M pretax, $87M after-tax).

D. All 2018 and 2019 adjustments taxed at 21%, except for the gain on sale of the Scientific Imaging businesses and the Gatan business, which were taxed at 27% and 25%, respectively.

E. Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 21% applied to amortization.

	Q4 2018A	FY 2018A	Q4 2019A	FY 2019A	Q1 2020E	FY 2020E
Pretax	$81	$314	$103	$364	$101	$400
After-tax	$64	$248	$81	$288	$80	$316
Per share	$0.61	$2.38	$0.77	$2.74	$0.76	$2.99

F. Adjustment to previously recognized deferred tax expense related to new deal structure for divestiture of Gatan ($10M).

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2019	December 31, 2018
ASSETS:

Cash and cash equivalents	$709.7	$364.4
Accounts receivable, net	791.6	700.8
Inventories, net	198.6	190.8
Income taxes receivable	18.5	21.7
Unbilled receivables	183.5	169.4
Other current assets	97.6	80.0
Current assets held for sale	—	83.6
Total current assets	1,999.5	1,610.7

Property, plant and equipment, net	139.9	128.7
Goodwill	10,815.4	9,346.8
Other intangible assets, net	4,667.7	3,842.1
Deferred taxes	95.6	52.2
Other assets	390.8	101.1
Assets held for sale	—	167.9

Total assets	$18,108.9	$15,249.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$162.0	$165.3
Accrued compensation	240.1	248.3
Deferred revenue	831.8	677.9
Other accrued liabilities	346.2	258.0
Income taxes payable	215.1	58.3
Current portion of long-term debt, net	602.2	1.5
Current liabilities held for sale	—	38.9
Total current liabilities	2,397.4	1,448.2

Long-term debt, net of current portion	4,673.1	4,940.2
Deferred taxes	1,108.1	931.1
Other liabilities	438.4	191.5
Total liabilities	8,617.0	7,511.0

Common stock	1.1	1.1
Additional paid-in capital	1,903.9	1,751.5
Retained earnings	7,818.0	6,247.7
Accumulated other comprehensive loss	(212.8)	(243.3)
Treasury stock	(18.3)	(18.5)
Total stockholders' equity	9,491.9	7,738.5

Total liabilities and stockholders' equity	$18,108.9	$15,249.5

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net revenues	$1,394.8	$1,376.3	$5,366.8	$5,191.2
Cost of sales	501.9	503.2	1,939.7	1,911.7
Gross profit	892.9	873.1	3,427.1	3,279.5

Selling, general and administrative expenses	494.5	508.7	1,928.7	1,883.1
Income from operations	398.4	364.4	1,498.4	1,396.4

Interest expense, net	49.0	47.3	186.6	182.1
Loss on debt extinguishment	—	—	—	15.9
Other income/(expense), net	(2.5)	1.0	(5.1)	—
Gain on disposal of businesses	801.1	—	920.7	—

Earnings before income taxes	1,148.0	318.1	2,227.4	1,198.4

Income taxes	276.9	61.0	459.5	254.0

Net earnings	$871.1	$257.1	$1,767.9	$944.4

Earnings per share:
Basic	$8.37	$2.49	$17.02	$9.15
Diluted	$8.28	$2.46	$16.82	$9.05

Weighted-average common shares outstanding:
Basic	104.1	103.4	103.9	103.2
Diluted	105.2	104.5	105.1	104.4

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended December 31,				Twelve months ended December 31,
	2019		2018		2019		2018
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$410.8		$392.3		$1,588.0		$1,452.7
Network Software & Systems	425.8		355.5		1,529.5		1,345.2
Measurement & Analytical Solutions	387.9		446.2		1,596.4		1,705.6
Process Technologies	170.3		182.3		652.9		687.7
Total	$1,394.8		$1,376.3		$5,366.8		$5,191.2

Gross profit:
Application Software	$273.2	66.5%	$259.3	66.1%	$1,064.7	67.0%	$971.8	66.9%
Network Software & Systems	294.4	69.1%	244.2	68.7%	1,058.0	69.2%	919.0	68.3%
Measurement & Analytical Solutions	227.1	58.5%	263.4	59.0%	933.2	58.5%	1,000.5	58.7%
Process Technologies	98.2	57.7%	106.2	58.3%	371.2	56.9%	388.2	56.4%
Total	$892.9	64.0%	$873.1	63.4%	$3,427.1	63.9%	$3,279.5	63.2%

Operating profit*:
Application Software	$105.5	25.7%	$92.4	23.6%	$405.4	25.5%	$358.0	24.6%
Network Software & Systems	146.5	34.4%	134.7	37.9%	538.5	35.2%	484.4	36.0%
Measurement & Analytical Solutions	125.7	32.4%	144.1	32.3%	501.1	31.4%	523.9	30.7%
Process Technologies	63.0	37.0%	68.7	37.7%	225.8	34.6%	233.6	34.0%
Total	$440.7	31.6%	$439.9	32.0%	$1,670.8	31.1%	$1,599.9	30.8%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $42.3 and $75.5 for the three months ended December 31, 2019 and 2018, respectively, and $172.4 and $203.5 for the twelve months ended December 31, 2019 and 2018, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Years ended December 31,
	2019	2018
Cash flows from operating activities:
Net earnings	$1,767.9	$944.4
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	49.2	49.5
Amortization of intangible assets	366.8	317.5
Amortization of deferred financing costs	7.3	6.3
Non-cash stock compensation	104.5	133.8
Loss on debt extinguishment	—	15.9
Gain on disposal of businesses, net of associated income tax	(687.3)	—
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(46.7)	(83.5)
Unbilled receivables	(12.0)	(14.0)
Inventories	(17.3)	(21.8)
Accounts payable and accrued liabilities	(12.2)	68.8
Deferred revenue	108.8	86.6
Income taxes	(105.4)	(67.6)
Cash tax paid for gain on disposal of business	(39.4)	—
Other, net	(22.4)	(5.8)
Cash provided by operating activities	1,461.8	1,430.1

Cash flows used in investing activities:
Acquisitions of businesses, net of cash acquired	(2,387.3)	(1,275.8)
Capital expenditures	(52.7)	(49.1)
Capitalized software expenditures	(10.2)	(9.5)
Proceeds from disposal of businesses	1,156.8	—
Other, net	(2.6)	(0.7)
Cash used in investing activities	(1,296.0)	(1,335.1)

Cash flows from (used in) financing activities:
Proceeds from senior notes	1,200.0	1,500.0
Payment of senior notes	—	(1,300.0)
Borrowings/(payments) under revolving line of credit, net	(865.0)	(405.0)
Debt issuance costs	(12.1)	(13.9)
Cash dividends to stockholders	(191.7)	(170.1)
Redemption premium for debt extinguishment	—	(15.5)
Proceeds from stock based compensation, net	34.9	10.6
Treasury stock sales	6.8	5.4
Other, net	4.1	0.4
Cash provided by (used in) financing activities	177.0	(388.1)

Effect of exchange rate changes on cash	2.5	(13.8)

Net increase (decrease) in cash and cash equivalents	345.3	(306.9)

Cash and cash equivalents, beginning of year	364.4	671.3

Cash and cash equivalents, end of year	$709.7	$364.4